Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 2015 relating to the combined financial statements, which appears in Energizer SpinCo, Inc.’s Registration Statement on Form 10-12B (File No. 001-36837) for the fiscal year ended September 30, 2014.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

St. Louis, Missouri

June 30, 2015